FORM OF
                         INVESTMENT ADVISORY AGREEMENT

     THIS AGREEMENT is made this 23rd day of August, 2000, in Denver, Colorado, by and between INVESCO Funds Group, Inc. (the "Adviser"), a Delaware corporation, and INVESCO Advantage Series Funds, Inc., a Maryland Corporation (the "Fund").

                              W I T N E S S E T H :
                              - - - - - - - - - -

     WHEREAS, the Fund is a corporation organized under the laws of the State of Maryland; and

     WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), a non-diversified, open-end management investment company and currently has one class of shares which is divided into series(the "Shares"), which may be divided into additional series, each representing an interest in a separate Portfolio of investments (the Advantage Fund); and

     WHEREAS, the Fund desires that the Adviser manage its investment operations and to provide certain other services, and the Adviser desires to manage said operations and to provide such other services;

     NOW, THEREFORE, in consideration of these premises and of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

      1. Investment Management Services. The Adviser hereby agrees to manage the investment operations of the Fund's Portfolios, subject to the terms of this Agreement and to the supervision of the Fund's directors (the "Directors"). The Adviser agrees to perform, or arrange for the performance of, the following specific services for the Fund:

            (a) to manage the investment and reinvestment of all the assets, now or hereafter acquired, of the Fund's Portfolios, and to execute all purchases and sales of portfolio securities;

            (b) to maintain a continuous investment program for the Fund's Portfolios, consistent with (i) the Portfolios' investment policies as set forth in the Fund's Articles of Incorporation, Bylaws, and Registration Statement, as from time to time amended, under the Investment Company Act of 1940, as amended (the "1940 Act"), and in any prospectus and/or statement of additional information of the Fund, as from time to time amended and in use under the Securities Act of 1933, as amended, and (ii) the Fund's status as a regulated investment company under the Internal Revenue Code of 1986, as amended;

            (c) to determine what securities are to be purchased or sold for the Fund's Portfolios, unless otherwise directed by the Directors of the Fund, and to execute transactions accordingly;

            (d) to provide to the Fund's Portfolios the benefit of all of the investment analyses and research, the reviews of current economic conditions and of trends, and the consideration of long-range investment policy now or hereafter generally available to investment advisory customers of the Adviser;

            (e) to determine what portion of the Fund's Portfolios should be invested in the various types of securities authorized for purchase by the Fund; and

            (f) to make recommendations as to the manner in which voting rights, rights to consent to Fund action and any other rights pertaining to the Portfolios' securities shall be exercised.

            With respect to execution of transactions for the Fund's Portfolios, the Adviser is authorized to employ such brokers or dealers as may, in the Adviser's best judgment, implement the policy of the Fund to obtain prompt and reliable execution at the most favorable price obtainable. In assigning an execution or negotiating the commission to be paid therefor, the Adviser is authorized to consider the full range and quality of a broker's services which benefit the Fund, including but not limited to research and analytical capabilities, reliability of performance, and financial soundness and responsibility. Research services prepared and furnished by brokers through which the Adviser effects securities transactions on behalf of the Fund may be used by the Adviser in servicing all of its accounts, and not all such services may be used by the Adviser in connection with the Fund. In the selection of a broker or dealer for execution of any negotiated transaction, the Adviser shall have no duty or obligation to seek advance competitive bidding for the most favorable negotiated commission rate for such transaction, or to select any broker solely on the basis of its purported or "posted" commission rate for such transaction, provided, however, that the Adviser shall consider such "posted" commission rates, if any, together with any other information available at the time as to the level of commissions known to be charged on comparable transactions by other qualified brokerage firms, as well as all other relevant factors and circumstances, including the size of any contemporaneous market in such securities, the importance to the Fund of speed, efficiency, and confidentiality of execution, the execution capabilities required by the circumstances of the particular transactions, and the apparent knowledge or familiarity with sources from or to whom such securities may be purchased or sold. Where the commission rate reflects services, reliability and other relevant factors in addition to the cost of execution, the Adviser shall have the burden of demonstrating that such expenditures were bona fide and for the benefit of the Fund.

      2.    Other Services and  Facilities.  The Adviser shall,  in addition,
            supply at its own  expense  all  supervisory  and   administrative
            services and facilities necessary in connection with the day-to-day operations of the Fund (except those associated with the preparation and maintenance of certain required books and records,
            and  recordkeeping  and  administrative   functions  relating  to
            employee benefit and retirement plans, which services and facilities are provided under a separate Administrative Services Agreement between the Fund and the Adviser). These services shall include, but not be limited to: supplying the Fund with officers, clerical staff and other employees, if any, who are necessary in connection with the Fund's operations; furnishing office space, facilities, equipment, and supplies; providing personnel and facilities required to respond to inquiries related to shareholder accounts; conducting periodic compliance reviews of the Fund's operations; preparation and review of required documents, reports and filings by the Adviser's in-house legal and
            accounting   staff   (including   the   prospectus,   statement  of
            additional information, proxy statements, shareholder reports, tax returns, reports to the SEC, and other corporate documents of the Fund), except insofar as the assistance of independent accountants or attorneys is necessary or desirable; supplying basic telephone service and other utilities; and preparing and maintaining the books and records required to be prepared and maintained by the Fund pursuant to Rule 31a-1(b)(4), (5), (9), and (10) under the Investment Company Act of 1940. All books and records prepared and maintained by the Adviser for the Fund under this Agreement shall be the property of the Fund and, upon request therefor, the Adviser shall surrender to the Fund such of the books and records so requested.

      3. Payment of Costs and Expenses. The Adviser shall bear the costs and expenses of all personnel, facilities, equipment and supplies reasonably necessary to provide the services required to be provided by the Adviser under this Agreement. The Fund shall pay all of the costs and expenses associated with its operations and activities, except those expressly assumed by the Adviser under this Agreement, including but not limited to:

            (a) all brokers' commissions, issue and transfer taxes, and other costs chargeable to the Fund in connection with securities transactions to which the Fund is a party or in connection with securities owned by the Fund's Portfolios;

            (b) the fees, charges and expenses of any independent public accountants, custodian, depository, dividend disbursing agent, dividend reinvestment agent, transfer agent, registrar, independent pricing services and legal counsel for the Fund;

            (c)   the interest on indebtedness, if any, incurred by the Fund;

            (d) the taxes, including franchise, income, issue, transfer, business license, and other corporate fees payable by the Fund to federal, state, county, city, or other governmental agents;

            (e) the fees and expenses involved in maintaining the registration and qualification of the Fund and of its shares under laws administered by the Securities and Exchange Commission or under other applicable regulatory requirements;

            (f) the compensation and expenses of its independent Directors, and the compensation of any employees and officers of the Fund who are not employees of the Adviser or one of its affiliated companies and compensated as such;

            (g) the costs of printing and distributing reports, notices of shareholders' meetings, proxy statements, dividend notices, prospectuses, statements of additional information and other communications to the Fund's shareholders, as well as all expenses of shareholders' meetings and Directors' meetings;

            (h)   all  costs,  fees  or  other  expenses  arising in connection
                  with  the organization   and  filing of the  Fund's  Articles
                  of   Incorporation, including its initial  registration and
                  qualification  under the 1940 Act and  under  the  Securities
                  Act  of  1933,  as  amended,   the  initial determination  of
                  its tax status and any rulings obtained for this purpose, the initial registration and qualification of its securities under the laws of any state and the approval of the Fund's operations by any other federal or state authority;

            (i) the expenses of repurchasing and redeeming shares of the Fund's Portfolios;

            (j)   insurance premiums;

            (k) the costs of designing, printing, and issuing certificates representing shares of beneficial interest of the Fund's Portfolios;

            (l) extraordinary expenses, including fees and disbursements of Fund counsel, in connection with litigation by or against the Fund;

            (m) premiums for the fidelity bond maintained by the Fund pursuant to Section 17(g) of the 1940 Act and rules promulgated thereunder (except for such premiums as may be allocated to third parties, as insured thereunder);

            (n)   association and institute dues;

            (o) the expenses of distributing shares of the Fund but only if and to the extent permissible under a plan of distribution adopted by the Fund pursuant to Rule 12b-1 of the Investment Company Act of 1940; and

            (p) all fees paid by the Fund for administrative, recordkeeping, and sub-accounting services under the Administrative Services Agreement between the Fund and the Adviser dated August 1, 2000.

      4. Use of Affiliated Companies. In connection with the rendering of the services required to be provided by the Adviser under this Agreement, the Adviser may, to the extent it deems appropriate and subject to compliance with the requirements of applicable laws and regulations, and upon receipt of written approval of the Fund, make use of its affiliated companies and their employees; provided that the Adviser shall supervise and remain fully responsible for all such services in accordance with and to the extent provided by this Agreement and that all costs and expenses associated with the providing of services by any such companies or employees and required by this Agreement to be borne by the Adviser shall be borne by the Adviser or its affiliated companies.

      5. Compensation of The Adviser. For the services to be rendered and the charges and expenses to be assumed by the Adviser hereunder, the Fund shall pay to the Adviser an advisory fee which will be computed daily and paid as of the last day of each month, using for each daily calculation the most recently determined net asset value of each of the Fund's Portfolios, as determined by valuations made in accordance with the Fund's procedures for calculating its net asset value as described in the Fund's Prospectus and/or Statement of Additional Information. The advisory fee to the Adviser shall be computed at the following annual rate of 1.50% of the Fund's daily average net assets (the "Base Fee"). This Base Fee will be adjusted, on a monthly basis
            (i) upward at the rate of 0.20%, on a pro rata basis, for each percentage point in the investment performance of the Portfolio's of the Fund exceeds the sum of 2.00% and the investment record of the Russell 3000 Index (the "Index"), or (ii) downward at the rate of 0.20%, on a pro rata basis, for each percentage point
            the   investment   record  of  the  Index  less  2.00%  exceeds the
            investment performance of the Portfolio's of the Fund. The maximum or minimum adjustment, if any, will be 1.00% annually. Therefore, the maximum annual fee payable to the Adviser will be 2.50% of average daily net assets and the minimum annual fee will be 0.50% of average daily net assets. During the first twelve months of operation, the management fee will be charged at the base fee of 1.50% with no performance adjustment. During any period when the determination of the Fund's net asset value is suspended by the Directors of the Fund, the net asset value of a share of the Fund as of the last business day prior to such suspension shall, for the purpose of this Paragraph 5, be deemed to be the net asset value at the close of each succeeding business day until it is again determined.

            In determining the Fee Adjustment, if any, applicable during any month, INVESCO will compare the investment performance of the Class A Shares of the Fund for the twelve-month period ending on the last day of the prior month (the "Performance Period") to the investment record of the Index during the Performance Period. The investment performance of the Fund will be determined by adding together (i) the change in the net asset value of the Class A Shares during the Performance Period, (ii) the value of cash distributions made by the Fund to holders of Class A Shares to the end of the Performance Period, and (iii) the value of capital gains per share, if any, paid or payable on undistributed realized long-term capital gains accumulated to the end of the Performance Period, and will be expressed as a percentage of its net asset value per share at the beginning of the Performance Period. The investment record of the

            Index will be determined by adding together (i) the change in the level of the Index during the Performance Period and (ii) the value, computed consistently with the Index, of cash distributions made by companies whose securities comprise the Index accumulated to the end of the Performance Period, and will be expressed as a percentage of the Index at the beginning of such Period.

            After it determines any Fee Adjustment, INVESCO will determine the dollar amount of additional fees or fee reductions to be accrued for each day of a month by multiplying the Fee Adjustment by the average daily net assets of the Class A Shares of the Fund during the Performance Period and dividing that number by the number of days in the Performance Period. The management fee, as adjusted, is accrued daily and paid monthly.

            For the first twelve months of the Fund's operations, the management fee will be charged at the Base Fee of 1.50%, with no performance adjustment. Thereafter, the Base Fee will be adjusted as described above.

            If the directors determine at some future date that another securities index is a better representative of the composition of the Fund than is the Russell 3000 Index, the directors may change the securities index used to compute the Fee Adjustment. If the directors do so, the new securities index (the "New Index") will be applied prospectively to determine the amount of the Fee Adjustment. The Index will continue to be used to determine the amount of the Fee Adjustment for that part of the Performance Period prior to the effective date of the New Index. A change in the Index will be submitted to shareholders for their approval unless the SEC determines that shareholder approval is not required.

            However, no such fee shall be paid to the Adviser with respect to any assets of the Fund's Portfolios which may be invested in any other investment company for which the Adviser serves as investment adviser. The fee provided for hereunder shall be prorated in any month in which this Agreement is not in effect for the entire month.

            Interest, taxes and extraordinary items such as litigation costs are not deemed expenses for purposes of this paragraph and shall be borne by that Portfolio in any event. Expenditures, including costs incurred in connection with the purchase or sale of portfolio securities, which are capitalized in accordance with generally accepted accounting principles applicable to investment companies, are accounted for as capital items and shall not be deemed to be expenses for purposes of this paragraph.

      6.    Avoidance of Inconsistent Positions and Compliance with Laws.
            In connection with purchases or sales of securities for the investment portfolio of the Fund's Portfolios, neither the Adviser nor its officers or employees will act as a principal or agent for any party other than the Fund's Portfolios or receive any commissions. The Adviser will comply with all applicable laws in acting hereunder including, without limitation, the 1940 Act; the Investment Advisers Act of 1940, as amended; and all rules and regulations duly promulgated under the foregoing.

      7. Duration and Termination. This Agreement shall become effective as of the date it is approved by a majority of the outstanding voting securities of the Fund's Portfolios, and unless sooner terminated as hereinafter provided, shall remain in force for an initial term ending two years from the date of execution, and from year to year thereafter, but only as long as such continuance is specifically approved at least annually (i) by a vote of a majority of the outstanding voting securities of the Fund's Portfolios or by the Directors of the Fund, and (ii) by a majority of the Directors of the Fund who are not interested persons of the Adviser or the Fund by votes cast in person at a meeting called for the purpose of voting on such approval.

            This Agreement may, on 60 days' prior written notice, be terminated without the payment of any penalty, by the Directors of the Fund, or by the vote of a majority of the outstanding voting securities of the Fund's Portfolios, as the case may be, or by the Adviser. This Agreement shall immediately terminate in the event of its assignment, unless an order is issued by the Securities and Exchange Commission conditionally or unconditionally exempting such assignment from the provisions of Section 15(a) of the 1940 Act, in which event this Agreement shall remain in full force and effect subject to the terms and provisions of said order. In interpreting the provisions of this paragraph 7, the definitions contained in
            Section 2(a) of the 1940 Act and the applicable rules under the 1940 Act (particularly the definitions of "interested person", "assignment" and "vote of a majority of the outstanding voting securities") shall be applied.

            The Adviser agrees to furnish to the Directors of the Fund such information on an annual basis as may reasonably be necessary to evaluate the terms of this Agreement.

            Termination  of this  Agreement  shall not  affect  the right of the
            Adviser to receive payments on any unpaid balance of the compensation described in paragraph 5 earned prior to such termination.

      8. Non-Exclusive Services. The Adviser shall, during the term of this Agreement, be entitled to render investment advisory services to others, including, without limitation, other investment companies with similar objectives to those of the Fund's Portfolios. The Adviser may, when it deems such to be advisable, aggregate orders for its other customers together with any securities of the same type to be sold or purchased for the Fund's Portfolios in order to obtain best execution and lower brokerage commissions. In such event, the Adviser shall allocate the shares so purchased or sold, as well as the expenses incurred in the transaction, in the manner it considers to be most equitable and consistent with its fiduciary obligations to the Fund's Portfolios and the Adviser's other customers.

      9.    Miscellaneous Provisions.

            Notice. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.

            Amendments Hereof. No provision of this Agreement may be orally changed or discharged, but may only be modified by an instrument in writing signed by the Fund and the Adviser. In addition, no amendment to this Agreement shall be effective unless approved by
            (1) the vote of a majority of the Directors of the Fund, including a majority of the Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such amendment, and (2) the vote of a majority of the outstanding voting securities of any of the Fund's Portfolios as to which such amendment is applicable (other than an amendment which can be effective without shareholder approval under applicable law).

            Severability. Each provision of this Agreement is intended to be severable. If any provision of this Agreement shall be held illegal or made invalid by a court decision, statute, rule or otherwise, such illegality or invalidity shall not affect the validity or enforceability of the remainder of this Agreement.

            Headings. The headings in this Agreement are inserted for convenience and identification only and are in no way intended to describe, interpret, define or limit the size, extent or intent of this Agreement or any provision hereof.

            Applicable Law. This Agreement shall be construed in accordance with the laws of the State of Maryland. To the extent that the applicable laws of the State of Maryland, or any of the provisions herein, conflict with applicable provisions of the 1940 Act, the latter shall control.

      IN WITNESS WHEREOF, the Adviser and the Fund each has caused this Agreement to be duly executed on its behalf by an officer thereunto duly authorized, on the date first above written.

                                    INVESCO ADVANTAGE SERIES FUNDS, INC.

ATTEST:

                                    By:
                                       ----------------------
/s/                                    Mark H. Williamson
-----------------                      President & Chairman of the Board
Glen A. Payne                             of Directors
Secretary

                                    INVESCO FUNDS GROUP, INC.

ATTEST:

                                    By:
                                       ----------------------
/s/                                    Mark H. Williamson
-----------------                      President & Chief Executive Officer
Glen A. Payne
Secretary




                               Investment Advisory
                                   Schedule A

REGISTERED
INVESTMENT
COMPANY                    FUNDS                            EFFECTIVE DATE
--------------------------------------------------------------------------------
INVESCO Counselor Series Funds, Inc.                        August 23, 2000
                           Advantage Fund
                           Global Growth Fund               December 1, 2000

                               Investment Advisory
                                   Schedule B

                             INVESCO ADVANTAGE FUND

For the services to be rendered and the charges and expenses to be assumed by the Adviser hereunder, the Fund shall pay to the Adviser an advisory fee which will be computed daily and paid as of the last day of each month, using for each daily calculation the most recently determined net asset value of each of the Fund's Portfolios, as determined by valuations made in accordance with the Fund's procedures for calculating its net asset value as described in the Fund's Prospectus and/or Statement of Additional Information. The advisory fee to the Adviser shall be computed at the following annual rate of 1.50% of the Fund's daily average net assets (the "Base Fee"). This Base Fee will be adjusted, on a monthly basis (i) upward at the rate of 0.20%, on a pro rata basis, for each percentage point in the investment performance of the Portfolio's of the Fund exceeds the sum of 2.00% and the investment record of the Russell 3000 Index (the "Index"), or (ii) downward at the rate of 0.20%, on a pro rata basis, for each percentage point the investment record of the Index less 2.00% exceeds the investment performance of the Portfolio's of the Fund. The maximum or minimum adjustment, if any, will be 1.00% annually. Therefore, the maximum annual fee payable to the Adviser will be 2.50% of average daily net assets and the minimum annual fee will be 0.50% of average daily net assets. During the first twelve months of operation, the management fee will be charged at the base fee of 1.50% with no performance adjustment. During any period when the determination of the Fund's net asset value is suspended by the Directors of the Fund, the net asset value of a share of the Fund as of the last business day prior to such suspension shall, for the purpose of this Paragraph 5, be deemed to be the net asset value at the close of each succeeding business day until it is again determined.

In determining the Fee Adjustment, if any, applicable during any month, INVESCO will compare the investment performance of the Class A Shares of the Fund for the twelve-month period ending on the last day of the prior month (the
"Performance Period") to the investment record of the Index during the Performance Period. The investment performance of the Fund will be determined by adding together (i) the change in the net asset value of the Class A Shares during the Performance Period, (ii) the value of cash distributions made by the Fund to holders of Class A Shares to the end of the Performance Period, and
(iii) the value of capital gains per share, if any, paid or payable on undistributed realized long-term capital gains accumulated to the end of the Performance Period, and will be expressed as a percentage of its net asset value per share at the beginning of the Performance Period. The investment record of the Index will be determined by adding together (i) the change in the level of the Index during the Performance Period and (ii) the value, computed consistently with the Index, of cash distributions made by companies whose securities comprise the Index accumulated to the end of the Performance Period, and will be expressed as a percentage of the Index at the beginning of such Period.

After it determines any Fee Adjustment, INVESCO will determine the dollar amount of additional fees or fee reductions to be accrued for each day of a month by multiplying the Fee Adjustment by the average daily net assets of the Class A Shares of the Fund during the Performance Period and dividing that number by the number of days in the Performance Period. The management fee, as adjusted, is accrued daily and paid monthly.

For the first twelve months of the Fund's operations, the management fee will be charged at the Base Fee of 1.50%, with no performance adjustment. Thereafter, the Base Fee will be adjusted as described above.

If the directors determine at some future date that another securities index is a better representative of the composition of the Fund than is the Russell 3000 Index, the directors may change the securities index used to compute the Fee Adjustment. If the directors do so, the new securities index (the "New Index") will be applied prospectively to determine the amount of the Fee Adjustment. The Index will continue to be used to determine the amount of the Fee Adjustment for that part of the Performance Period prior to the effective date of the New Index. A change in the Index will be submitted to shareholders for their approval unless the SEC determines that shareholder approval is not required.

      However, no such fee shall be paid to the Adviser with respect to any assets of the Fund's Portfolios which may be invested in any other investment company for which the Adviser serves as investment adviser. The fee provided for hereunder shall be prorated in any month in which this Agreement is not in effect for the entire month.

      Interest, taxes and extraordinary items such as litigation costs are not deemed expenses for purposes of this paragraph and shall be borne by that Portfolio in any event. Expenditures, including costs incurred in connection with the purchase or sale of portfolio securities, which are capitalized in accordance with generally accepted accounting principles applicable to investment companies, are accounted for as capital items and shall not be deemed to be expenses for purposes of this paragraph.

                           INVESCO GLOBAL GROWTH FUND

As full compensation for its advisory services to the Fund, the Adviser receives a monthly fee from the Fund. The fee is calculated at the annual rate of 1.00% of the Fund's average net assets.